                                                                  EXHIBIT 10.33
                         APPLICATION HOSTING AGREEMENT

                                BY AND BETWEEN

                      INSYNQ, INC. AND REMEDY CORPORATION

This Application Hosting Agreement ("Agreement") is made and entered into this 12th day of May 2000 ("Effective Date") by and between Remedy Corporation Inc. a Delaware corporation with its principal offices located at 1505 Salado Drive, Mountain View, CA 94043 ("Remedy Corporation") and InsynQ, Inc., a Washington Corporation with its principal offices located at 1101 Broadway, Tacoma WA 98402 ("InsynQ"). Remedy Corporation and InsynQ are sometimes referred to herein jointly as the "Parties" and individually as a "Party" Remedy Corporation is also referred to herein as a "Customer".

1.   Scope of Services
----------------------

1.1       InsynQ will provide Remedy Corporation remote access to the computer
--- hardware servers controlled and owned by InsynQ (the "InsynQ Servers") on which fully operational and stable versions of the following software (collectively the "Software") is installed:
               (a)     Web Based Training
               --------

1.2 InsynQ will provide Remedy Corporation additional services as requested by Remedy Corporation on terms and conditions mutually agreed upon by the Parties,

1.3 InsynQ will provide Remedy Corporation with certain hardware and software support services, for the Software ("Support Services") as set forth in Section 2 hereunder.

2.   Access to InsynQ Servers.

2.1 InsynQ will provide Remedy Corporation with the ability to remotely access and use the Software that is hosted on InsynQ Servers ("InsynQ Service") as of the date that installation is completed (the "Completion Date"). As of the Completion Date, the InsynQ Service will be available to Remedy Corporation for 99.5% of all Scheduled Available Time as it relates solely to InsynQ's network and host internet access. InsynQ does not guarantee accessibility as it relates to hardware and connectivity located at the customer's site and outside of InsynQ's direct control.

2.2 "Scheduled Available Time" shall be defined as twenty-four hours-a-day, seven days-a-week, excluding (1) scheduled maintenance downtime of two (2) hours per week, which shall only be scheduled on Saturday and Sunday; (2) maintenance downtime for specific critical Software issues InsynQ shall contact Remedy Corporation at least 24 hours in advance of the need for such downtime, to schedule a mutually agreeable time to perform such maintenance; and (3) any downtime due to Software defects, or caused by other forces beyond the immediate control of InsynQ.

2.3 InsynQ will track the Scheduled Available Time for each calendar month and in the event that InsynQ Service is not available for two or more hours of the 99.5% Scheduled Available Time during the Term of this Agreement and any applicable Renewal Period, then InsynQ will issue a credit to Remedy Corporation in an amount equal to 50% of one day of InsynQ's subscription service fee for each increment of two hours of such unavailable time in that month.

2.4 InsynQ will provide Remedy Corporation with its regular maintenance downtime schedule seven days in advance.

2.5       Taxes Remedy Corporation shall be responsible for all sales taxes,
          -----
          use taxes and any other similar taxes and charges of any kind imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding only U.S. taxes based solely upon InsynQ's income. When InsynQ has the legal obligation to pay or collect such taxes the appropriate amount shall be invoiced to and paid by Remedy Corporation unless Remedy Corporation provides InsynQ with a valid tax exemption certificate authorized by the appropriate taxing authority.

3.   Support Services

3.1       Services. InsynQ will maintain a hosting facility where the InsynQ
          --------
          Servers and the Software are located. InsynQ will use commercially reasonable efforts to provide performance analysis and tuning services, hardware preventative maintenance, and regular back-up services. With respect to the Software, InsynQ will be responsible for installing and configuring the Software on the InsynQ Servers. InsynQ will answer technical questions by Customer concerning application functionality of the Software within the scope of this Schedule.

3.2       Updates. "Update" shall mean a release or version of the Software
          -------
          containing new features, functional enhancements, extensions, error corrections or fixes, which are indicated by a change in the numeric identifier for the Software in the digit either to the right or left of the decimal. InsynQ will install into production Updates once they have been certified by InsynQ as being production-worthy. InsynQ and Customer will collaborate concerning the impact of Updates on Customer's business processes. InsynQ will make a range of implementation dates for Updates available to Customer, and Customer agrees to implement within the InsynQ-specified timeframe.

3.3       Application Support
          -------------------

               (a) During the term of this Agreement, InsynQ will provide support personnel that will be available during InsynQ Business Days, and via the Communication Methods defined below

               (b)  InsynQ Business Days Except for designated holidays and
                    --------------------
                    severity "Urgent" and "High" events as described below, standard support hours are Monday through Friday (excluding Holidays), 7:00 a.m. to 6:00 p.m. Pacific time

               (c)  Communication Methods. Customer can communicate with
                    ---------------------
                    InsynQ's Service team in any or all of the following ways. InsynQ will inform Customer in writing of any changes to this information.

                 ---------------------------------------------------------------
                   Phone:     1-877-873-7261       Email:    support@insynq.com
                 ---------------------------------------------------------------
                   US Mail    1101 Broadway Plaza  Fax:      253-404-3842
                   or         Tacoma, WA 98402
                   FedEx:
                 ---------------------------------------------------------------

               (d)  Application Issues InsynQ will provide support concerning
                    ------------------
                    implementation and use of the hosted Software. InsynQ will respond to reported application issues according to the following protocols

-----------------------------------------------------------------------------------------------------------------------
Severity           Definition                                    Response Time                       Resolution Time
  Level
-----------------------------------------------------------------------------------------------------------------------
 Urgent   Inability to access any Software that        InsynQ will respond to Urgent priority       Within four (4)
          affects more than one Remedy Corporation     calls within thirty (30) minutes during      hours of contact
          user or during implementation, a             standard support hours, or within one (1)    from a Remedy
          request for a change to the Software's       hour outside of standard support hours       Corporation
          technical environment necessary to Remedy    (after receiving page) of being contacted    client care
          Corporation's configuration of the           by a Remedy Corporation client care          representative
          Software                                     representative with a phone call from an
                                                       agent or engineer qualified to resolve
                                                       the stated issue.
-----------------------------------------------------------------------------------------------------------------------
 High     Inability of any single Remedy Corporation   InsynQ will respond to High priority calls   Within twelve
          user to access any Software not due to       within one (1) hour of being contacted by    (12) hours of
          user's equipment. User may be referred to    a Remedy Corporation client care             contact from a
          vendor of Software, if applicable.           representative with a phone call from an     Remedy
          Resolution time will then be based on        agent or engineer qualified to resolve       Corporation
          Software vendor's response time.             the stated issue.                            client care
                                                                                                    representative
-----------------------------------------------------------------------------------------------------------------------
Medium    The Software response time or accessibility  InsynQ will respond to Medium priority       Within twenty-
          is sub-optimal resulting in slow response    calls within two (2) hours of being          four (24) hours
          times or restricted accessibility, if not    contacted by a Remedy Corporation client     of contact from
          due to user's equipment                      care representative with a phone call        a Remedy
                                                       from an agent or engineer qualified to       Corporation
                                                       resolve the stated issue                     client care
                                                                                                    representative
-----------------------------------------------------------------------------------------------------------------------
 Low      A request from a Remedy Corporation client   InsynQ will respond to Low priority calls    Within forty-
          care representative for an enhancement or    within four (4) hours of being contacted     eight (48) hours
          a change to the Software's technical         by a Remedy Corporation client care          of contact from a
          environment                                  representative with a phone call from an     Remedy Corporation
                                                       agent or engineer qualified to resolve       client care
                                                       the stated issue.                            representative
-----------------------------------------------------------------------------------------------------------------------

4.   Software Access.

4.1       Ownership This license is not a sale and does not convey any rights of
          ---------
          ownership in or to the Software. InsynQ is not granting Remedy Corporation any rights whatsoever in the Software source code. All right, title, and interest in the Software and any updates, upgrades or modifications thereof, or in any ideas, know-how, and programs developed by InsynQ or its licensors during the course of this Agreement will remain the property of InsynQ or its licensors. All right, title, and interest in Remedy Corporation's data will remain the property of Remedy Corporation. Notwithstanding anything in this Agreement to the contrary, Remedy Corporation shall own all right, title and interest in any derivative work of the Software developed by Remedy.

          Corporation or its licensors and such derivative work will remain the property of Remedy Corporation

4.2       Access. Subject to the terms and conditions of this Agreement, and for
          ------
          the term of this Agreement, InsynQ grants Remedy Corporation non-exclusive, non-transferable rights to use and access the Software for Remedy Corporation's business purposes.

5.   Security

InsynQ will provide the following Security
               (a) Application Security - InsynQ will take all reasonable measures to ensure that only Remedy Corporation authorized users and authorized Remedy Corporation agents will be provided access to the Software.
               (b) Physical Security - InsynQ will act diligently to ensure that only Remedy Corporation authorized users and Remedy Corporation authorized agents are provided access to the Software;
               (c) InsynQ recognizes that its ability to maintain the foregoing security levels is a material inducement for Remedy Corporation to enter into this Agreement and any failure on the part of InsynQ to maintain said security will be a material breach of this Agreement upon which Remedy Corporation may terminate this Agreement without prior notice to InsynQ

6.   Confidentiality

Each Party (a "Receiving Party") acknowledges that it and its employees or agents may, in the course of performing the services or satisfying its obligations hereunder, be exposed to or acquire information which is proprietary to or confidential to the other Party (a "Disclosing Party") or its affiliated companies or their clients. Any and all information of any form obtained by a Receiving Party or its employees or agents in the performance of the services or the satisfaction of such Party's obligations hereunder shall be deemed to be the confidential and proprietary information of the Disclosing Party. The Receiving Party agrees to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than pursuant to the terms and conditions set forth in this Agreement and to advise each of its employees and agents of their obligations to keep such information confidential. All such confidential and proprietary information described herein, in whatever form, is hereinafter collectively referred to as "Confidential Information", provided that Confidential Information shall exclude all information, which (a) is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission of the other party, its employees or agents, or (b) was in the other party's possession as shown by written records prior to the disclosure and had not been obtained by such party either directly or indirectly from the disclosing party; (c) is hereafter disclosed to the other party by a third party who did not acquire the information directly or indirectly from the disclosing party hereunder; (d) was independently developed by the other party without use of the Confidential Information, as evidenced by written records, or (e) was required by law to be disclosed, but only to the extent and for the purposes of such required disclosure. The Receiving Party shall promptly advise to the Disclosing Party immediately in the event the Receiving Party learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Agreement and the Receiving Party will at its expense cooperate with the Disclosing Party in seeking injunctive or other equitable relief against any such person.

7.   Term

This Agreement shall be effective on the Effective Date and shall continue in full force and effect for a period of three (3) years from the Effective Date. This Agreement shall automatically renew for successive one (1) year terms after the initial three (3) year term. After year one (1), but not prior to end of year one (1), either Party may terminate this Agreement by giving sixty (60) calendar days written notice to the other Party

8.   Infringement

InsynQ agrees to defend, indemnify and hold harmless Licensee from any loss, liability and expense (including reasonable attorneys' fees) incurred by Licensee as a result of any claim, demand or action against Licensee based on, related to or arising out of any claim that the Intellectual Property provided hereunder infringes any U.S. Patent, copyright, trade secret, or similar proprietary right of a third party. If such claim has occurred, or in InsynQ's judgment is likely to occur, Licensee agrees to allow InsynQ, at InsynQ's option and expense, (a) to procure the right for Licensee to continue copying and using the Intellectual Property in accordance with this Agreement, or (b) to replace or modify the Intellectual Property in a functionally equivalent manner so that it becomes noninfringing. In the event that the above remedies are not reasonably available, InsynQ shall refund to Licensee an amount equal to the depreciated license fee paid by Licensee (calculated on a straight line basis over a five-year life), and Licensee shall have the option to terminate this Agreement upon thirty (30) days notice to InsynQ.

9.   Survival

Notwithstanding anything herein to the contrary, the provisions of Section 6 of this Agreement shall survive any termination of this Agreement and shall continue to bind Remedy Corporation and InsynQ for a period of three (3) years from the Effective Date

10.  Assignment

This Agreement shall be binding upon the Parties' respective successors and permitted assigns. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, which consent, shall not be unreasonably delayed or withheld, and any such attempted assignment shall be void. Notwithstanding anything herein to the contrary, either Party may assign this Agreement, or any of it rights or obligations hereunder, upon written notice to the other Party, to a current or future parent company, a subsidiary or any of its affiliated companies, without the consent of such other Party and either Party may assign this Agreement to any entity which shall assume all or substantially all of the business of such Party to which the subject matter of this Agreement pertains or by assignment by operation of law or merger without the prior consent of the other party. Any sale of the majority of the capital stock, merger, consolidation or reorganization of a Party shall be deemed an assignment for purposes of this Agreement. Notwithstanding anything in this Section 9 to the contrary, if either
                                            ---------
party determines to sell its capital stock on a national stock exchange or over-the-counter market, then the transfer of such publicly traded stock, shall not constitute an assignment for the purposes of this Agreement.

11.  Complete Agreement

This Agreement and each Schedule and Exhibit attached hereto and incorporated herein shall constitute the entire understanding of the Parties, which understanding supersedes and merges all prior proposals, understandings and all other Agreements, oral and written, between the Parties relating to the subject matter hereof and may not be modified except in a writing executed by both Parties.

12.  Waiver

No waiver of any violation or nonperformance of this Agreement in one instance will be deemed to be a waiver of any violation or nonperformance in any other instance. All waivers must be in writing signed by the waiving party.

13.  Construction

Nothing contained in this Agreement will be deemed to be made for the benefit of any third party. All headings and titles are for the convenience of the parties only.

14.  Force Majeure

Neither Party shall be liable to the other for any delay or failure to perform due to causes beyond its reasonable control. Performance times shall be considered extended for a period of time equivalent to the time lost because of any such delay.

15.  Severability

In the event that any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of the remaining provisions thereof shall be unimpaired.

16.  Disclosures and Announcements

Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by either party shall be subject to the approval of the other in all essential respects, except that neither Party's approval shall be required as to any statements and other information which the other Party may be required to make pursuant to any rule or regulation of the Securities and Exchange Commission, the New York Stock Exchange, Inc. or the Nasdaq Stock Market, Inc., or otherwise required by law.

17.  Descriptive Headings

All paragraph headings, titles and subtitles contained herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

18.  Counterparts

This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Agreement.

19.  Interpretation

The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

20.  Governing Law; Jurisdiction

The parties make this Agreement under, and for construction in accordance with and for governing by, the laws of the State of California. Either party may bring suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto. For this purpose both parties hereby expressly and irrevocably consent to the jurisdiction of said courts.

21.  Binding Effect

This Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their successors and assigns.

22. Amendments

No change or amendment to this Agreement shall be valid unless in writing and signed by all the Parties.

It is understood that this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document.

23. Limitation of Liability

EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 7 EACH PARTY'S
------------------------------------------------------------------------------
TOTAL LIABILITY TO THE OTHER FOR BREACH OF CONTRACT AND FOR ALL OTHER CLAIMS
----------------------------------------------------------------------------
(INCLUDING, WITHOUT LIMITATION, TORT CLAIMS) ARISING OUT OF OR RELATED TO THIS
------------------------------------------------------------------------------
AGREEMENT SHALL NOT EXCEED FIFTY-THOUSAND DOLLARS ($50,000.00)
--------------------------------------------------------------


IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL
--------------------------------------------------------------------------------
OR PUNITIVE LOSS, SPECIAL OR EXEMPLARY DAMAGES OR EXPENSES (INCLUDING LOST
--------------------------------------------------------------------------
PROFITS AND SAVINGS) PURSUANT TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN
---------------------------------------------------------------------------
ADVISED OF SUCH DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR
--------------------------------------------------------------------------
ANTICIPATED PROFITS, OR LOST BUSINESS.
--------------------------------------

Remedy Corporation Inc.                 InsynQ, Inc.

By: [ILLEGIBLE]                         By:
   ---------------------------------       --------------------------------
Title: Sr. Mgr. Worldwide Purchasing    Title:
       -----------------------------          -----------------------------
Date: 5/12/00                           Date:
     -------------------------------         ------------------------------

                                   Exhibit A
                               Schedule of Fees

InsynQ shall provide the following applications in a hosted environment for the subscription fees outlined below.

Web Based Training Hosting Services

Payment will be based on a base minimum of $500.00 per month. There is no minimum or maximum number of students set. The base minimum of $500.00 per month is the charge for students up to and including the first twenty (20) seats. The cost per seat is then reduced based on the following scale, which reflects an increasing number of users or seats. A seat is defined as one (1) student's thirty (30) day duration per course.

        Up to & including 20 Seats      $500.00 per month base
        21-250 Seats                    $25.00 per seat
        251-500 Seats                   $20.00 per seat
        501-1000 Seats                  $17.50 per seat
        1001-1500 Seats                 $15.00 per seat
        1501 Seats and up               Negotiable

An installation charge of $500.00 shall be charged for each new course installed and implemented.

Bulletin Board pricing:

$350.00 shall be charged for each individual Bulletin Board that needs to be implemented, administered and maintained. Any Bulletin Board usage fees beyond this administration charge are negotiable based on the scope of the project and space required.

InsynQ shall invoice Remedy Corporation monthly for services rendered in the previous month. Remedy Corporation agrees to provide InsynQ payment for six months of subscription service fees in advance upon execution of this Agreement and agrees that they will receive monthly invoices beginning in the seventh month of service and monthly thereafter based upon the actual number subscribers utilizing the service each month Remedy Corporation agrees to pay InsynQ for the actual number of subscribers utilizing InsynQ's service each month and will receive a supplemental invoice in the first six months when the number of user's exceeds the initial agreed upon number of subscribers.

All invoices are due and payable in full within 30 days of date of invoice. Hosting and access fees will begin to accrue on 5/12/2000 ("Effective Date"), which is the date the network was made available for Remedy Corporation's use. Fees will not accrue if Remedy Corporation is unable to access the InsynQ servers solely because of non-performance by InsynQ. Any invoice not paid within thirty (30) days of the due date will be deemed late, and will accrue late charges as of the date due. Late charges shall be at a rate of 1% per month, or the maximum rate allowed under law, whichever is lower, from the date such payment was due until the date paid.

Remedy Corporation                      InsynQ, Inc.

By: [ILLEGIBLE]                         By:
   ---------------------------------       ---------------------------------
Title: Sr. Mgr. Worldwide Purchasing    Title:
      ------------------------------          ------------------------------
Date: 5/12/00                           Date:
     -------------------------------         -------------------------------

                         APPLICATION SERVICE PROVIDER
                                   AGREEMENT

This non-exclusive Application Service Provider Agreement (the "Agreement") is effective as of December 20, 1999 ("Effective Date") by and between the Remedy Corporation ("Remedy"), with its principal place of business at 1505 Salado Drive, Mountain View, CA 94043 and InSynq, Inc. ("ASP"), with its principal place of business at 705 S. 9th Street, Suite 305, Tacoma, WA 98405.

The following are included herein by reference as integral parts of this
Agreement:

     .    Exhibit A      End User License - Minimum Terms and Conditions &
                         Export Restrictions
     .    Exhibit B      Pricing, Discounts and Revenue Goals
     .    Exhibit C      RAC Training
     .    Exhibit D      Customer Support Services Agreement

                                   RECITALS

WHEREAS, Remedy develops, markets and licenses proprietary adaptable enterprise software applications and complete solutions for Customer Relationship Management and Employee Productivity (the "Software", as defined hereinafter);

WHEREAS, ASP desires to obtain a license to use, market and distribute the Software to End Users through the application service provider industry subject to the restrictions set forth in this Agreement.

NOW THEREFORE, subject to the mutual promises and covenants herein, the parties agree as follows:

1.   Definitions

1.1 "Application Service Provider" means an entity, other than an Outhoster or Outsourcer, which licenses the Software, allows third party End Users to access that software in exchange for a monthly subscription fee, and provides front-line support to those third party End Users.

1.2 "Documentation" shall mean any user manuals and other materials in any form included in each Software commercial package. Documentation specifically does not include any marketing materials for the Software.

1.3 "End User" shall mean that person (i) who acquires the use of the Software for its own internal productive use, (ii) is granted a sublicense by ASP, and (iii) has no right to sublicense or otherwise transfer the Software to any third party.

1.4 "End User License Agreement" shall mean the form of ASP's standard license agreement with End Users which incorporates the minimum terms and conditions set forth in Exhibit A, "End User License - Minimum Terms and Conditions & Export Restrictions".

1.5 "Outhoster" means an entity which hosts a third party's software, providing the physical data storage and telecommunications facilities in order to allow that third party to access the software.

1.6 "Outsourcer" means an entity which licenses and utilizes software in order to provide services to third parties.

1.7 "Software" shall mean the Remedy software in object code form listed on Exhibit B hereto, together with the related Documentation. Only those Software applications specifically listed on Exhibit B are subject to this Agreement, and Remedy expressly states that no other Remedy software applications, including but not limited to the Remedy Action Request System software product line, are offered or included under this Agreement.

1.8 "Territory" shall mean the geographic area known as the United States of America.

2.   Rights, License Grants and Restricted Use

2.1  Proprietary Rights. Remedy licenses the Software for use and therefore this
     ------------------
     is not an agreement for the sale of the Software. Remedy retains title to, and ownership of, all copyrights, trademarks, patent rights, trade secret rights and other intellectual property rights with respect to the Software and all copies and portions thereof. The Software is protected, among other ways, by federal copyright law, international treaty and trade secret.

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 1 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

2.2  License. Subject to the terms and conditions of this Agreement, Remedy
     -------
     grants to ASP a non-exclusive, nontransferable license to demonstrate, market, distribute and sublicense the Software though Application Service Provider channels to End Users in the Territory only as expressly permitted by this Agreement.

2.3  End User License Agreement. ASP will ensure that each End User must agree
     --------------------------
     to and accept the terms of ASP's standard End User License Agreement. The terms of such license will be drafted so as to apply to the Software, and ASP will be the licensor. In addition, such license will include terms and conditions substantially equivalent to those set forth in Exhibit A ("End User License - Minimum Terms and Conditions & Export Restrictions").

2.4  Trademarks, Logo and Trade Names License. Remedy grants ASP a limited
     ----------------------------------------
     license to use "Remedy(R)" and "Remedy Corporation(TM)" and any logo or other trademarks or trade names adopted by Remedy to identify the Software. ASP shall have the right to indicate to the public that it is an authorized Application Service Provider of Remedy's Software and to advertise such Software under the logo, trademarks, service marks, and trade names that Remedy may adopt from time to time ("Remedy Trademarks"). ASP shall not alter or remove any of the Remedy Trademarks applied to the Software. All representations of Remedy Trademarks that ASP intends to use shall first be submitted to Remedy for approval of design, color, and other details. ASP agrees with respect to each of the Remedy Trademarks to include in each use (such as an advertisement or brochure) the trademark symbol ((R)) or ((TM)) as directed by Remedy and the following statement: "Remedy and Remedy Corporation, Remedy CRM Solutions, Remedy Customer Support, Remedy Quality Management, Remedy@Work, Remedy Setup@Work, and Remedy Purchasing@Work are registered or other trademarks of Remedy Corporation, Mountain View, CA". Effective upon the termination or expiration of this Agreement, ASP shall cease to use all Remedy Trademarks. A style guide is available upon request.

2.5  Prohibitions. ASP will have no power or authority, express or implied, to
     ------------
     make any commitments or incur any obligations on behalf of Remedy. ASP hereby acknowledges and agrees that it shall have no right or authority to appoint or authorize any third party to act as a distributor or to re-sell the Software on a stand-alone basis or in any other manner.

2.6  Source Code. ASP and End Users will have no right to receive any source
     -----------
     code for the Software.

2.7  Non-Exclusive License. This is a non-exclusive Agreement. Remedy reserves
     ---------------------
     the right to solicit orders from any sell directly to End Users, other channel partners, other Application Service Providers, or other business entities within the Territory. Notwithstanding the foregoing, any customer information provided by ASP to Remedy under this Agreement shall be treated as ASP's confidential information, and Remedy shall not initiate contact with any of ASP's customers for the purpose of soliciting orders beyond Remedy's normal marketing efforts.

3.   Term

3.1  Initial Term and Renewal Term. The initial term of this Agreement shall
     -----------------------------
     extend for a period of two (2) years from the Effective Date set forth above and shall automatically renew thereafter for one (1) additional one
     (1) year term, unless earlier terminated as provided herein. The renewal of this Agreement shall be subject to the parties reaching prior written agreement on new revenue goals for each annual renewal term as provided for in the Revenue Goals provision identified in Exhibit B. Pricing, Discounts and Revenue Goals.

3.2  Expiration. Effective upon the expiration of this Agreement, the licenses
     ----------
     granted to ASP by Remedy herein shall expire, and ASP shall cease to market the Software, including all advertising and promotion using the Remedy Trademarks. Notwithstanding the foregoing, ASP may continue to provide access to the Software to ASP's current customers as of the date of expirations, for a period of five (5) years from the date of expiration, provided ASP complies with all its obligations under this Agreement, including but not limited to its reporting and payment obligations. All property of Remedy, including but not limited to Confidential Information, photographs, demonstration units, literature and sales aids of any kind shall remain the property of Remedy. Within thirty (30) days after expiration of this Agreement, ASP shall ship all such items in its possession to Remedy, at Remedy expense, except those items which are required to support ASP's existing customers.

4.   Warranties and Obligations

4.1  ASP Warranties. Except as expressly and unambiguously stated herein and as
     --------------
     a condition of ASP's license hereunder, ASP represents, warrants and agrees that:

     A.   Modifications. Except as permitted on a screen display level through
          -------------
          the user configurable interface, ASP will not modify or create any translation or derivative work based on the Software.


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Draft Std. U.S. ASP Agreement (9911)       Page 2 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

     B.   Backup/Archive Copy(ies). ASP may make a reasonable number of backup
          ------------------------
          copies of the Software for use on the computer for which Remedy has issued a valid license key, and ASP may copy the Documentation for its use only.

     C.   No Reverse Engineering. ASP shall not (and shall not allow any third
          ----------------------
          party to): (a) decompile, disassemble, examine or otherwise reverse engineer and reassemble or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) of the Software by any means whatsoever, or (b) remove any Software identification, copyright or other notices.

     D.   Reasonable Care. In addition to and without in any way limiting ASP's
          ---------------
          other obligations hereunder, ASP will use the same or greater standard of effort to protect Remedy's rights with respect to the Software as it uses to protect any other third party's software or valuable intellectual property rights, but in no event will the protection be less than "reasonable" as interpreted by a person knowledgeable as to protection of intellectual property rights, and ASP will provide immediate written notice when any End User is in violation of its End User License Agreement so as to protect Remedy's rights as a third party software supplier.

4.2  ASP Obligations.
     ---------------

     A. Promotion of Software. ASP shall use commercially diligent efforts to market, promote, and distribute the Software through Application Service Provider channels.

     B. Advertising. ASP shall not make any representations or warranties with respect to the Software that are inconsistent with the descriptions and warranties contained in this Agreement or in the Documentation, and shall not make any representations or warranties on behalf of Remedy.

     C. Personnel. ASP shall equip its sales personnel with adequate training, marketing, sales and technical literature in order to effectively market the Software. In addition, ASP agrees to maintain an appropriate number of Remedy Authorized Consultants (RACs) on its staff or contracted to ASP, but in no event less than one (1) fully-trained RAC at any time, as more fully set forth in Exhibit C, RAC Training. ASP will receive a 15% discount off the then-current price for all Remedy training classes.

     D. Support. ASP shall be solely responsible for providing Front Line Support to End Users. For the purposes of this paragraph "Front Line Support" shall mean direct contact with End Users, handling inquiries, routine problem diagnosis and resolution by ASP support personnel trained in the Remedy Product or, in the event a problem can not be resolved, the obtaining of appropriate documentation of such inquiry or problem for referral to Remedy.

     E. Uptime. ASP warrants that it shall maintain the following service levels with respect to its End User customers: ASP's systems will be operational such that End Users have the ability to access the Software a minimum of 97% of the time ASP has contractually agreed with its End Users that access to the Software will be available.

     F. Competing Products. ASP agrees not to market any internally developed product in competition with the Software or proactively promote competing products (for example, but not by way of limitation, products by Peregrine, Onyx, Pivotal, Siebel, Vantive, Clarify or Bendata's "Heat" product line) except with the prior written consent of Remedy. In the event ASP does decide to market a competing third party product, ASP will give Remedy ninety (90) days advance written notice of such intent and Remedy shall have the right to immediately terminate this Agreement.

     G. Reporting and Audit. ASP will maintain an accurate and complete file of all End Users to which ASP provides access to the Software, including the name and address of each End User, the dates which each End User had the right to use the Software, and evidence of assent by each End User to the terms of ASP's license agreement. ASP will provide such records to Remedy by the 25th of each month for billing purposes. In addition, ASP shall issue a purchase order to Remedy upon execution of this Agreement for billing purposes. Not more than quarterly (upon Remedy request), ASP will permit an independent auditor, under non-disclosure with ASP, to examine and audit such records during reasonable business hours within thirty (30) days of written request by Remedy. If such audit uncovers any deficiency in payments, ASP shall promptly pay the monies due. If such audit uncovers a deficiency in payments of more than 5%, ASP shall promptly pay the monies due, shall bear the audit expenses and may be subject to more frequent audits, at Remedy's discretion.

     H. Compliance with Laws. ASP shall comply with all laws and regulations applicable to its performance under this Agreement.

4.3  Remedy Warranties and Indemnification.
     -------------------------------------

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 3 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

     A.   Software Warranty. Remedy warrants to ASP, for the period of ninety
          (90) days from the date of delivery, that it will replace any defective media on which the Software is provided and that the Software, if not modified and if properly installed and used, will substantially conform to the material specifications set forth in the Documentation. Such warranties are for ASP's benefit only and are nontransferable. Remedy does not warrant that the Software will operate error free or uninterrupted, or will meet ASP's requirements. Except for the express warranties stated in this section, the Software and Documentation are each licensed "as is" and Remedy hereby specifically excludes and disclaims all warranties, whether express, implied or statutory, including, without limitation, the implied warranties of merchantability, fitness for a particular purpose, statutory noninfringement of third party intellectual property rights and any warranty that may arise by reason of trade usage, custom or course of dealing and you hereby expressly waive any and all such warranties.

     B. Exclusive Remedy. During the warranty period, ASP's exclusive remedy, and Remedy's exclusive obligation and liability with respect to Software that does not conform to the express warranties set forth in Section shall be to use commercially reasonable efforts to correct or to provide a workaround for a material nonconformance in the Software. ASP understands that Remedy does not guarantee that any error or other nonconformance can or will be corrected. You agree to cooperate with Remedy and provide Remedy with all available information in written or electronic form so as to enable Remedy to reproduce and attempt to correct such nonconformance of the Software.

     C. Infringement Indemnity. (a) Remedy will defend, at its own expense, any legal action brought against ASP to the extent that it is based on a claim that the Software used within the scope of this Agreement infringes a United States patent, copyright or trade secret of a third party, and Remedy will pay any final judgment against ASP in any such action if attributable to any such claim or incurred by you through settlement of such claim. However, such defense and payments are subject to the conditions that ASP must: (i) notify Remedy promptly in writing of such claim, (ii) permit Remedy to have sole control of the defense, compromise or settlement of such claim, including any appeals, and (iii) fully cooperate with Remedy in the defense or settlement of such claim. Remedy will pay those reasonable costs, damages or fees incurred by ASP in connection with such action or claim.

          (b) Should the Software become, or in Remedy's opinion be likely to become, the subject of any such infringement claim, ASP shall permit Remedy, at Remedy's option and expense, to (i) procure for ASP the right to continue using the Software, or (ii) replace or modify the Software so that it becomes noninfringing, or (iii) terminate the right to use the Software, upon which termination ASP agrees to promptly destroy all copies of the Software and certify the same to Remedy, whereupon Remedy will refund ASP's license fee for the Software as depreciated on a straight-line three (3) year basis.

          (c) Remedy shall have no liability for any claim of patent, copyright or trade secret infringement that is based on (i) the use of other than the latest version of the Software, if such infringement could have been avoided by the use of the latest version, (ii) the use or combination of the Software with software, hardware or other materials not recommended by Remedy, provided such infringement would not have arisen but for such use or combination, or (iii) use of the Software in a manner other than that for which it was designed or contemplated as evidenced by Remedy's Documentation, or (iv) any unauthorized modification by ASP or a third party of the Software, or (v) any compliance with designs, plans or specifications furnished by ASP or on ASP's behalf.

4.4  Remedy Obligations.
     ------------------

     A. Training. During the term of this Agreement, Remedy shall provide RAC training to ASP in accordance with the terms set forth in Exhibit C.

     B. Maintenance and Support. Remedy shall provide Back Line Support to ASP under the terms set forth in Exhibit D, specifically, Express Support as defined in Section 2.1B therein.

     C. Error Correction and Upgrades. Remedy shall provide Software maintenance services, consisting of Software error correction and Software upgrades, under the terms set forth in Exhibit D.

     D. Compliance with Laws. Remedy shall comply with all laws and regulations applicable to its performance under this Agreement.

     E. Marketing. Remedy will make best efforts to help Insynq market its services by providing access to the remedy user Group (RUG), posting information about the Remedy-InSynq relationship on the Remedy web site, providing appropriate access to Remedy's channels in the territory, and notifying Insynq of any relevant marketing opportunities such as trade shows, seminars or other events that may benefit both Remedy and Insynq.

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 4 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

5.   Payment Terms

5.1  Pricing. Fees due Remedy for Software distributed by ASP are as set forth
     -------
     in Exhibit B, Pricing, Discounts and Revenue Goals.

5.2  Payment. Remedy will invoice ASP on a monthly basis for ASP's applicable
     -------
     monthly user fees and monthly server fees for the prior month. Payment terms are net thirty (30) days from date of Remedy's invoice. A late fee equal to one and one half (1 1/2) percent per month, or the maximum amount allowed by law (whichever is less) shall apply to all outstanding amounts due beyond the initial thirty day period. ASP and Remedy agree that if any fees remain unpaid for a period of sixty (60) days or more from the date of Remedy's invoice, then Remedy will have the option to disable the Software and immediately terminate ASP's license hereunder.

5.3  U.S. Dollars. Payment will be made in U.S. dollars to Remedy's Corporate
     ------------
     Address, Attention: Accounts Receivable.

5.4  F.O.B. All prices are F.O.B. Origin. The Software will be deemed accepted
     ------
     upon shipment by Remedy.

5.5  Other Charges. In addition to any other sums payable hereunder, ASP shall
     -------------
     pay all charges, including without limitation, transportation charges, shipping insurance or duties, and shall be responsible for any and all taxes, import or export fees, excise taxes, and withholding taxes arising from and support of the Software (excluding taxes based upon Remedy's income).

6. Joint Press Releases. The parties may elect to release joint press release statements upon the advance written consent of both parties. Remedy shall have the right to list ASP as an authorized Remedy ASP in Remedy's marketing materials. Both parties publicly acknowledge the channel relationship governed by this Agreement in various forms of media, subject to the joint press release requirements of this Agreement.

7.   Confidentiality

7.1  Confidential Information. ASP and Remedy understand and acknowledge that by
     ------------------------
     reason of their relationship with each other under this Agreement, they will have access to certain information and materials concerning the other party's business, plans, customers and technology that are confidential and of substantial value to each party, which value would be impaired if such information were disclosed to third parties. Both parties agree that they shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party other than to fulfill their express obligations under this Agreement. Each party will take every reasonable precaution to protect the confidentiality of such information.

7.2  Examples of Confidential Information. By way of example and not limitation,
     ------------------------------------
     the terms of this Agreement, all customer lists, potential customer lists, marketing and financial information, business plans, and technical information, whether written or verbal, and all code, inventions, algorithms, know how and ideas obtained from Remedy shall be deemed confidential information of Remedy.

7.3  Exception. It is understood that each party's obligation not to disclose
     ---------
     the other party's confidential information shall not apply in the instance where such information is demonstrated by dated written documents:

          A.   to be in the public domain; or
          B. to have been obtained or acquired in good faith from a third party not under a similar obligation of confidence; or
          C. to have been independently developed by the receiving party prior to its receipt from the disclosing party; or
          D.   is required to be disclosed under the operation of law.

8.   Termination

8.1  Termination for Convenience. Either party may terminate this Agreement for
     ---------------------------
     convenience upon sixty (60) days written notice to the other party. In the event Remedy terminates this Agreement in accordance with this provision, the parties will endeavor to develop a suitable migration plan within such sixty (60) day period. Such migration plan shall provide, at a minimum, that ASP shall not market the Software to any additional customers, but may continue to provide access to the Software to ASP's current customers as of the date of termination for a period of five (5) years from the date of termination, provided ASP complies with all its obligations under this Agreement, including but not limited to its reporting and payment obligations.

8.2  Termination for Cause. Upon material breach by a party of any provision
     ---------------------
     without limitation of this Agreement, the non-breaching party will issue a written notice to the breaching party and if the breach is not cured, or the breaching party does

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 5 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

     not submit a Plan for Cure acceptable to the non-breaching party within thirty (30) days of receipt of the notice of breach, then the Agreement shall automatically terminate thirty (30) days from receipt of the notice of breach. Failure by the breaching party to continuously conform to any mutually agreed upon written plan for cure will be a material breach. Notwithstanding the foregoing, the following shall constitute a material breach for which Remedy may issue a notice of immediate termination:

     A.   In the event ASP violates the license grant user restrictions in
          Section 2 ("Rights, License Grants and Restricted Use") or any of ASP's obligations in Section 4.2, or the Confidentiality provisions in
          Section 7 ("Confidentiality") or the Reverse Engineering provisions in
          Section 4.1(C) ("No Reverse Engineering"). Remedy has the right to immediately terminate this Agreement, which does not relieve ASP from its obligation to make payment in accordance with the terms of this Agreement.

     B. In the event ASP fails to comply with Section 5 ("Payment Terms"), Remedy has the right to immediately terminate this Agreement, which does not relieve ASP from its obligation to make payment in accordance with the terms of this Agreement.

     C. In the event ASP does not meet the Revenue Goals set forth in Exhibit B, Remedy has the right to immediately terminate this Agreement, which does not relieve ASP from its obligation to make payment in accordance with the terms of this Agreement.

8.3  Termination for Insolvency. Either party may terminate this Agreement
     --------------------------
     immediately upon written notice in the event the other party shall (a) become insolvent or file or have filed against it a petition for bankruptcy (which is not dismissed within 30 days after it is filed), or (b) make an assignment for the benefit of creditors, or (c) dissolve or cease to do business in the ordinary course.

8.4  Effect of Termination. Effective upon the termination of this Agreement,
     ---------------------
     the licenses granted to ASP by Remedy herein shall expire, and ASP shall cease to market the Software, including all advertising and promotion using the Remedy Trademarks, except in the case of a termination for convenience as provided under section 8.1 above. All property of Remedy, including but not limited to Confidential Information, photographs, demonstration units, literature and sales aids of any kind shall remain the property of Remedy. Within thirty (30) days after termination of this Agreement, ASP shall ship all such items in its possession to Remedy, at Remedy expense, except those items which are required to support ASP's existing customers.

9. Export Restrictions ASP will understand, stay current and comply with all export laws, restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority.

10.  Government Use

10.1 Identification. ASP agrees to identify to any branch, agency, prime or
     --------------
     subcontractor of the U. S. Government (USG) that the Software to be provided to the USG government bundled with the ASP Solution are commercial off the shelf (COTS) products subject to the Federal Acquisition Streamlining Act (FASA; P.L. No. 103-355, October 1995) and Remedy offers the same Software to both the public and private sectors. Remedy's pricing is based on its published Price Lists (domestic or international, as applicable) and therefore does not provide Standard Form 1412 or any other cost or pricing data.

10.2 U.S. Government Legend. ASP agrees to clearly mark any Software delivered
     ----------------------
     to any branch, agency, prime or subcontractor of the U. S. Government with the legend set forth below:

                    RIGHTS IN COMMERCIAL COMPUTER SOFTWARE
       Use, duplication, or disclosure by the Government is subject to restrictions as set forth in FAR 12.211 and/or SFARS 227.72 and any similar or successor rules or regulations.

                              Remedy Corporation
                               1505 Salado Drive
                         Mountain View, CA 94043-1102

11. Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, REMEDY WILL NOT BE LIABLE UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS OF THE LICENSE FEES PAID TO REMEDY HEREUNDER IN THE AGGREGATE DURING THE TWELVE MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE.

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 6 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

12. Consequential Damages Waiver. IN NO CASE WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOST DATA OR FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

13.  Independent Contractors

13.1 Sole Responsibility. The ASP is an independent contractor in the
     -------------------
     performance of each and every part of this Agreement and nothing contained within the Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other party. ASP is solely responsible for its business practices and all of its employees and agents and its labor costs and expenses arising in connection therewith.

13.2 No Control. Except as expressly provided herein, Remedy shall have no
     ----------
     right to exercise any control whatsoever over the activities or operations of ASP.

13.3 Not an Agent. Except as expressly provided herein, neither party shall
     ------------
     represent itself as an agent or representative of the other.

14. Assignment. This Agreement is not transferable or assignable by ASP without the prior written consent of Remedy.

15.  General

15.1 Headings. Headings and captions are for convenience only and are not to be
     --------
     used in the interpretation of this Agreement.

15.2 Governing Law. This Agreement shall be governed by and construed under the
     -------------
     laws of the state of California and the United States without regard to conflicts of laws provisions thereof and the United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

15.3 No Waiver. Failure by either party to enforce any provision of this
     ---------
     Agreement will not be deemed a waiver of future enforcement of that or any other provision.

15.4 Partial Invalidity. If any portion of this Agreement is held to be invalid
     ------------------
     by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

15.5 Notices. Notices under this Agreement shall be sufficient only if
     -------
     personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses first set forth herein or as amended by notice pursuant to this Section 20.5. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. or international mails.

15.6 Survivability. The provisions of Sections 6, 7, 11, 12, 14, 15 and any
     -------------
     provision which provides for rights and remedies after termination, shall survive the termination or expiration of this Agreement.

15.7 Entire Agreement. This Agreement sets forth the entire agreement and
     ----------------
     understanding of the parties relating to the subject matter and supersedes all prior agreements or representations, oral or written, regarding such subject matter. No modification of or amendment to this Agreement, nor any waiver of rights under this Agreement, shall be effective unless in writing signed by authorized representatives of both parties.

REMEDY:                                  ASP:
              -------------------------                -------------------------

Signature:    /s/ GLENDA SCHWEM          Signature:    /s/ D.L. MANZANO
              -------------------------                -------------------------

Name (print): Glenda Schwem              Name (print): D.L. Manzano
              -------------------------                -------------------------

Title:        Director, Contracts        Title:        President and COO
              -------------------------                -------------------------

Date:         25 January 2000            Date:         12-23-99
              -------------------------                -------------------------

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 7 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

                                   Exhibit A

                               END USER LICENSE
              MINIMUM TERMS AND CONDITIONS & EXPORT RESTRICTIONS

ASP shall sublicense the Software to End Users under its standard End User License Agreement. ASP is not authorized to grant any greater set of rights than has been granted to ASP by Remedy under this Agreement. In no event shall such sublicensing include terms and conditions that do not provide at least the minimum terms and conditions below:

Licensor grants Licensee a nonexclusive personal license to use the software under the terms stated in this Agreement.

Licensee may not transfer, assign or sublicense its rights under this Agreement without the prior written consent of Remedy. Any other attempted sublicense, assignment or transfer is void.

Licensee agrees not to alter, reverse engineer or disassemble the software. Licensee will not copy the software except (i) as necessary to read the software from the media into the memory of a computer solely for the purpose of executing it on a single machine (whether a stand alone computer or a workstation component of a multi-terminal system), or (ii) to create an archival copy. Licensee agrees that any such copies of the software shall contain the same proprietary notices which appear on and in the software. Copying, other than that described in this provision, duplicating, selling or otherwise distributing the software is expressly forbidden.


Except as stated above, this Agreement does not grant Licensee any right in or to intellectual property with respect to the software.

Title to and ownership of the software and any reproduction thereof shall remain in Licensor and its suppliers.

Licensee is hereby notified that Remedy Corporation, 1505 Salado Drive, Mountain View, California 94043 ("Remedy") is a third-party beneficiary to this Agreement to the extent that this Agreement contains provisions which relate to Licensee's use of the software licensed hereby. Such provisions are made expressly for the benefit of Remedy and are enforceable by Remedy in addition to Licensor.

Export. In any export or re-export of the Software, ASP will comply with and shall instruct its Resellers and End Users to comply with all export laws, restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority. ASP shall not and shall not allow the export or re-export of any of Remedy's Confidential Information or Software or copies of any product thereof in violation of any such restrictions, laws or regulations. ASP shall obtain any necessary licenses and/or exemptions with respect to the export from the U.S. of all material or items deliverable by Remedy and shall demonstrate to Remedy compliance with all applicable laws and regulations prior to delivery thereof by Remedy. ASP hereby agrees to indemnify Remedy (its employees, officers, directors and agents) against any liability loss, damage, or cost including reasonable attorney's fees, arising out of or in connection with any export in contravention of the applicable export laws.

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 8 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.

                                   Exhibit B

                     Pricing, Discounts And Revenue Goals

1.   Pricing.  Remedy offers the following pricing to ASP under the terms of the
               Agreement:

     A.        CRM Pricing (10 Agent Minimum)

               Product                            Monthly User Fee
               ---------------------------------------------------

               Remedy Customer Support                 $261.00

               Remedy Quality Management               $117.00


     B.        EWA Pricing (100 User Minimum)

               Product                            Monthly User Fee
               ---------------------------------------------------

               Remedy Purchasing @ Work                $ 34.50

               Remedy Setup @ Work                     $ 28.00


2. Discounts. At the end of the first year of this Agreement, and on each subsequent anniversary date, discounts will be set for the following year based on the total annual revenue received by Remedy from ASP as set forth below:

                    Net Annual Revenue       Discount Level
                    ---------------------------------------

                    $100K - $150K                 15%
                    $151K - $500K                 25%
                    $501K - $750K                 30%
                    $751K and over                35%

3. The pricing set forth above is offered by Remedy on the assumption that ASP will reach 2,000 End Users by the end of calendar year 2000, and 15,000 End Users by the end of calendar year 2001. As an express material condition of this Agreement, ASP agrees that the following revenue goals apply to ASP hereunder:

               March, 2001 monthly revenues payable to Remedy:   $117,000.00

               March, 2002 monthly revenues payable to Remedy:   $225,000.00

     In the event of a failure by ASP to attain any revenue goal, ASP shall be liable to Remedy for, and shall pay to Remedy on demand, as liquidated damages and not as a penalty, the difference between the revenue goals set forth above and actual revenues payable to Remedy for that period, multiplied by a factor of 8. In the event ASP fails to meet its revenue goals for both December, 2000 and December, 2001, Remedy shall have the right to terminate this Agreement for convenience.

--------------------------------------------------------------------------------
Draft Std. U.S. ASP Agreement (9911)       Page 9 of 12       Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq. Inc.

                                   Exhibit C

                  Remedy Authorized Consultant (RAC) Training

ASP agrees to maintain an appropriate number of Remedy Authorized Consultants
(RACs) on its staff or contracted to ASP, but in no event less one (1) fully-trained RAC at any time. This Exhibit sets forth the training requirements for RACs and the currently available Remedy courses through RAC University, a Remedy Partner Program.

RAC University offers four different levels of certification:

1) AR System Implementation Specialist: entry-level training for Action Request System/R/ (AR System) application development.

2) RAC: our standard certification, which requires AR System Implementation Specialist certification plus six to eight months of AR System development experience.

3) RAC Market Specialist: RAC certification plus further training in a selected strategic market area.

4) RAC Enterprise Specialist: RAC certification plus further training in all three strategic market areas.

RAC Course Titles, Days, Fees (please note the fees per class will be in accordance with Remedy's then-current training fees when classes are scheduled, less a 15% partner education discount)

AR SYSTEM IMPLEMENTATION SPECIALIST
Administering the AR System (4 days)
AR System Advanced Topics (5 days)
Distributed Server Option (1 day)
Performance Tuning and Troubleshooting (5 days)
AR Web (3 days) PLUS one of the following:
HelpDesk (2 days)
Asset Management (2 days)
Change Management (2 days)
(**additional elective courses will be offered in the future)

RAC
After 6-8 month practical experience, an engineer must take:
RAC Engineering Methods (5 days)
RAC Market Specialist and RAC Enterprise Specialist
Upon completion of the RAC program, a RAC may take additional tracks pertaining to ITSM, CRM, or EWA and become a RAC Market Specialist. Completion of all 3 tracks earns the title of RAC Enterprise Specialist.

ITSM Track
Asset Management (1 day)
Change Management (2 days)
HelpDesk (2 days)

CRM Track
Remedy Customer Support Application Training (1 day)
Adapting Remedy Customer Support Application (2 days)
CRM Engineering Methods (5 days)

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Draft Std. U.S. ASP Agreement (9911)       Page 10 of 12      Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.
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                                   Exhibit D

                      Customer Support Services Agreement

This Exhibit D defines the level and type of Software Support and Maintenance Services to be provided to ASP and its End Users by ASP and Remedy under this Agreement.

1.   Support by ASP

          ASP shall provide front-line support to End Users of the Software. ASP shall clearly state to End Users that End User support is provided by ASP for the Software.

2.   Support Definitions:

     2.1 "Error" means a nonconformity in the Software which causes the Software not to operate substantially in accordance with the Documentation.

     2.2 "Software Maintenance" shall mean the issuance of patches to the Software Products on an as-needed basis (determined solely by Remedy) in order to correct "bugs".

     2.3 "Software Support" shall mean responding with four (4) hours to a reasonable number of specific technical questions from ASP posed via telephone, facsimile or electronic mail during Remedy's normal business hours.

     2.4 "Update" shall mean a Release of the Software or new Documentation designated to correct any errors or to improve performance or functionality.

3.   ASP Software Support and Maintenance (Internal Use License)

     3.1  Scope of Support to ASP: Upon payment of the required Annual ASP
          -----------------------
          Maintenance Fee, Remedy will provide Software Support and Maintenance services for ASP's Internal Use software only. Remedy shall provide technical support to ASP designated engineers or technical representatives for the purpose of assisting ASP with its use of the Software. Remedy agrees to expend commercially reasonable efforts to ensure that the Software operates substantially in accordance with the Documentation. If "trouble" calls are received from ASP, Remedy will use reasonable efforts to correct any "bugs" or other errors reported by providing an appropriate "patch", "fix" or "workaround," or by periodically issuing a new corrective Release of such Licensed Software Products. The ASP will be provided software Updates for ASP's Internal Use License directly from Remedy provided ASP's Annual Maintenance Fees are current.

     3.2  Support Hours: In performing the Support services identified in 3.1
          -------------
          above, Remedy shall support ASP during the business hours of 6:00 AM to 5:00 PM California time, Monday through Friday, exclusive of Remedy holidays. Upon request from ASP, Remedy can specify the Remedy holidays for the current calendar year.

     3.3  Travel Expenses: In the event that travel expenses are incurred by
          ---------------
          Remedy in the course of providing Support services, such travel expenses shall be payable by ASP upon submission of Remedy invoices to ASP. Travel expense invoices shall have payment terms of net thirty
          (30) days.

4.   Software Support and Maintenance Plans Available to End Users of ASP's:

          A) ASP shall provide front line Software Support services to End Users. Front line support shall be defined as ASP exhausting all its available and reasonable resources to address the End Users issue prior to escalating the issue to Remedy. In the event ASP's information ("metrics") provided to Remedy exceeds the average metrics for Remedy partners as determined by Remedy, ASP agrees to implement those practices suggested by Remedy to improve ASP's metrics.

          B) ASP shall determine what type of front line support to offer End Users. However, unless previously agreed to in writing between ASP and Remedy, Remedy's obligation to provide backline support to ASP shall not extend beyond Remedy's standard software support hours of weekdays from 6:00 AM to 5:00 PM, California time, excluding Remedy holidays. If ASP sells 24x7 support to an End User, ASP must identify clearly in writing to the End User that only the ASP provides 24x7 coverage and that Remedy does not have the same obligation unless otherwise agreed to as stated above.

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Draft Std. U.S. ASP Agreement (9911)       Page 11 of 12      Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.
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          C)   Upon receipt by Remedy of the Annual ASP Maintenance Fee, Remedy shall provide Software Maintenance services as defined in Section
               2.2 of this Exhibit and back line support to ASP.

               1) There are three (3) types of issues that may be escalated to Remedy as part of backline support. These issues are (i) specific technical questions where the answer cannot be addressed by the ASP after the ASP has exhausted all its available and reasonable resources, including Remedy's manuals and on-line resources; (ii) product enhancements suggested by the End User; and (iii) product defects/problems. As additional clarification:

                    a) Specific technical questions cover the class of issues that are generally not related to a product defect or enhancement request.

                    b) Remedy may consider product enhancements submitted by the End User. In the event the product enhancement is original, Remedy shall create an enhancement request. Whether the product enhancement is original or not, Remedy shall provide ASP with the enhancement request number for future reference.

                    c) When submitting a product defect/problem, ASP shall submit a detailed explanation of the problem with steps to reproduce the problem. In addition, ASP shall provide relevant schema definitions, data from the problem schema, complete system configuration, details on all testing that has been conducted by the ASP and appropriate error and log files that include details that highlight the problem. ASP shall have reproduced the product defect prior to submitting it to Remedy.

5.   Support Availability:

          With Respect to Software Support and Maintenance services provided to ASP pursuant to this Agreement, Remedy agrees to offer maintenance and support for the Software and for the prior two (2) Releases preceding the then current Release of the Software during the term of this Agreement.

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Draft Std. U.S. ASP Agreement (9911)       Page 12 of 12      Remedy Corporation
Date: December 20, 1999                    CONFIDENTIAL             InSynq, Inc.